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                                                                   EXHIBIT 10.39



CLIENT SERVICE AGREEMENT

THIS AGREEMENT is made and entered into this 15th day of April, 1998 between CONTINENTAL CAPITAL & EQUITY CORPORATION, located at 195 Wekiva Springs Road, Suite 200, Longwood, FL 32779, hereinafter sometimes referred to as (CCEC) and XXSYS TECHNOLOGIES, INC., located at 4619 Viewridge Avenue, San Diego, CA 92123-1639, hereinafter sometimes referred to as (the "Company").

WITNESSETH:

WHEREAS, CCEC is a public relations and direct marketing advertising firm specializing in the dissemination of information about publicly traded companies, and WHEREAS, the Company is publicly held with its common stock trading on NASDAQ, and WHEREAS, the Company desires to publicize itself with the intention of making its name and business better known to its shareholders, investors, and brokerage houses, and WHEREAS, CCEC is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. ENGAGEMENT: The Company hereby engages CCEC to publicize the Company to brokers, prospective investors and shareholders described in Section 2 of this Agreement, and subject to the further provisions of this Agreement. CCEC hereby accepts the Company as a client and agrees to publicize it as described in
Section 2 of this Agreement, but subject to the further provisions of this Agreement.

2. MARKETING PROGRAM: Consists of the following components:

        (A) CCEC will review and analyze all aspects of the Company's goals and make recommendations on feasibility and achievement of desired goals.

        (B) CCEC will review all of the general information and recent filings from the Company and produce and mail up to 100,000 piece direct mail package to include an 11" X 17" self mailer and an ample number of corporate profiles and presidential letters so as to allow for one profile and one letter for each respondent to the original mailing. Profiles will be prepared in brokerage style format, all items to be approved in writing by the Company prior to circulation.

        (C) CCEC will provide through its extensive network, firms and brokers interested in participating in the retail distribution of the common stock of XXSYS and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. CCEC will also interview and make determinations on any firms or brokers referred by the Company with regard to their participation.

        (D) CCEC will be available to the Company to field any calls from firms, investors and brokers inquiring about the Company.

        (E) For the duration of this Agreement, CCEC will feature the Company on its Internet site, www.insidewallstreet.com and will purchase advertising space on other high traffic web sites so as to create a minimum of 500,000 hits for the benefit of the Company.

3. TIME OF PERFORMANCE: Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue for two years.



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4. COMPENSATION AND EXPENSES: In consideration of the services to be performed by CCEC, the Company agrees to a unique compensation package which is payable as follows:

        1. STOCK: Upon meeting certain milestones as described below, CCEC shall be entitled to receive from the Company and/or its designee, Three Hundred Thousand (300,000) shares of freely trading common stock and an option to purchase 50,000 shares at $2.00 per share and an option to purchase 50,000 shares at $3.00 per share. These shares shall be escrowed at Prudential Securities, La Jolla Branch, California, and subject to repurchase by XXsys and/or its designee. CCEC agrees to give the Company irrevocable proxies to vote these shares until they are repurchased or sold.

        2. ESCROW: CCEC agrees to escrow shares as follows:

            (a) Two Hundred Thousand (200,000) shares shall be placed in escrow for a period of thirty (30) days and shall be released upon XXsys(1)s approval of work performed. Upon release from escrow, these shares shall be subject to a 30-day repurchase by the Company and/or its designee. If the common stock has traded at an average bid price of $1.00 or higher for a consecutive 15 trading days, the repurchase price will be $1.00 per share. If the stock has traded at an average bid price of less than $1.00 for a consecutive of 15 trading days, the repurchase price will be $0.50 or market, whichever is less.

            (b) One Hundred Thousand (100,000) shares shall be placed in escrow for a period of ninety (90) days and shall be released upon XXsys(1)s approval of work performed. Upon release from escrow, these shares shall be subject to a 30-day repurchase by the Company and/or its designee. If the common stock has traded at an average bid price of $3.00 or higher for a consecutive of 30 trading days, the repurchase price will be $3.00 per share. If the stock has traded at an average bid price of less than $3.00 for a consecutive of 30 trading days, the repurchase price shall be $0.50 or market, whichever is less.

        3. OPTION: CCEC shall be issued a one-year option by the Company and/or its designee to purchase a total of 100,000 shares of freely trading common stock. The exercise price and vesting schedule of said options are as follows:

            (a) When the Company(1)s common stock trades at $10.00 per share for 30 consecutive days, an option for 50,000 shares shall vest and CCEC shall be entitled to purchase 50,000 shares of freely trading common stock at $2.00 per share. These shares shall be subject to a repurchase agreement by the Company and/or its designee at a 20% discount to the average bid price for the 30 days preceding the day of repurchase.

            (b) When the Company(1)s common stock trades at $15.00 per share for 30 consecutive days with a trading volume of 300,000 shares per day, the option for the remaining 50,000 shares shall vest and CCEC shall be entitled to purchase 50,000 shares of freely trading common stock at $3.00 per share. These shares shall be subject to a repurchase agreement by the Company and/or its designee at a 20% discount to the average bid price for the 30 days preceding the day of repurchase.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CCEC: The Company and CCEC represent and warrant to each other, each such representation and warranty being deemed to be material that:

        (A) The Company will cooperate fully and timely with CCEC to enable CCEC to perform its obligations under this Agreement.

        (B) The execution and performance of this Agreement by the Company and CCEC have been duly authorized by the Board of Directors of both parties in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of the Company and CCEC.

        (C) The performance by the Company and CCEC of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of both parties or any contractual obligation by which the parties may be bound.

        (D) The Company will promptly deliver to CCEC a complete due diligence package to include latest 10K, latest 10Q, last 6 months of press releases and



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all other relevant materials, including but not limited to corporate reports, brochures, etc.

        (E) Because CCEC will rely on such information to be supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all respects.

        (F) The Company will act diligently and promptly in reviewing materials submitted to it by CCEC to enhance timely distribution of the materials and will inform CCEC of any inaccuracies contained therein prior to the projected publication date.

6. DISCLAIMER BY CCEC: CCEC WILL BE THE PREPARER OF CERTAIN PROMOTIONAL MATERIALS. CCEC MAKES NO REPRESENTATION THAT (A) ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY, OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

7. TERMINATION: If the Company fails to cooperate with CCEC, or fails to make timely payment of the compensation set forth in section 4 of this agreement CCEC shall have the right to terminate any further performance under this Agreement. If the Company desires to make a tender offer for its publicly traded shares and take it private, the Company shall have the right to terminate any further performance of this Agreement. In such events all earned compensation shall become immediately due and payable and/or deliverable, and CCEC shall be entitled to receive and retain the same as liquidated damages, and not as a penalty, in lieu of all other remedies, the parties acknowledging and agreeing that it would be too difficult currently to determine the exact extent of CCEC's damage, but that the receipt and retention of such compensation is reasonable present estimate of such damage.

8. LIMITATION OF CCEC LIABILITY: If CCEC fails to perform its services hereunder, its entire liability to the Company shall not exceed the lessor of
(a) the amount of cash compensation CCEC has received from the Company under
Section 4 of this agreement or (b) the actual damage to the Company as a result of such non-performance. IN NO EVENT WILL CCEC BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT.

9. OWNERSHIP OF MATERIALS: All right, title and interest in and to materials to be produced by CCEC in connection with the contract and other services to be rendered under this Agreement shall be deemed the sole and exclusive property of the Company. The Company agrees not to reproduce or otherwise distribute any material containing Inside Wall Street logos or CCEC references, after the termination of this Agreement without CCEC(1)s written consent.

10. CONFIDENTIALITY: Until such time as the same may become publicly known, CCEC agrees that any confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon written request of the Company all materials, original documentation provided by the Company will be returned to it. CCEC will, however, require Confidentiality Agreements from its own employees and from contractors CCEC reasonably believes will come in contact with confidential material.

11. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail, express mail or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.



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        Notices shall be addressed to CCEC at:

                Suite 200
                195 Wekiva Springs Road
                Longwood, FL 32779

        and to the Company at:

                4619 Viewridge Avenue
                San Diego, CA 92123

Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice.

12. SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

13. MISCELLANEOUS:

        (A) EFFECTIVE DATE OF REPRESENTATIONS: Shall be no later than the date CCEC is prepared to distribute letters and/or brochures pursuant to the contract.

        (B) GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of Florida where CCEC has been organized and this Agreement has been accepted by CCEC.

        (C) CURRENCY: In all instances, references to dollars shall be deemed to be United States Dollars.

        (D) MULTIPLE COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

Executed as a sealed instrument as of the last day and year shown hereunder.

CONFIRMED AND AGREED ON THE 16TH DAY OF APRIL, 1998

CONTINENTAL CAPITAL & EQUITY CORPORATION


By: /s/ JAMES B. HOLTON                 /s/  JOHN MANION
   --------------------------------     -----------------------------------
   CCEC Representative                  CCEC Officer

    /s/ PAM O'BRIEN                     /s/ SHERRI B. WILSON
   --------------------------------     -----------------------------------
   Witness                              Witness


CONFIRMED AND AGREED ON THE 16TH DAY OF APRIL, 1998

XXSYS TECHNOLOGIES, INC.

By: /s/ GLORIA C.L. MA,                 /s/ GREGORY P. HANSON
   --------------------------------     -----------------------------------
   Duly Authorized                      Witness



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